UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                                 Date of report
                                   May 8, 2002
                        (date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Global Business Services, Inc.
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             (Exact name of Registrant as specified in its charter)

Delaware                             000-28587                     65-0963621
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(State or other jurisdiction  (Commission File Number)  (IRS Employer ID Number)
of incorporation or organization)


213 S. Robertson Boulevard, Beverly Hills, CA                        90211
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(Address of principal executive offices)                           (zip code)

                                 (310) 288-4585
                               ------------------
                         (Registrant's telephone number)


ITEM 4. Changes in Registrant's Certifying Public Accountant.

     On May 8, 2002, the Registrant dismissed the accounting firm of Dickson V. Lee, Certified Public Accountants, LLC, that had previously been engaged to audit the financial statements of the Registrant's newly-acquired wholly-owned subsidiary, Cyber Centers, Inc. ("CCI"). On the same date, the Registrant engaged the accounting firm of Malone & Bailey, PLLC, which had served as the Registrant's principal accountant prior to the acquisition of CCI, to continue as its principal accountant. The decision to dismiss the former accountant was approved by the Registrant's Board of Directors. The former accountant's reports on the financial statements for CCI's fiscal years ended June 30, 2000 and June 30, 2001 did not contain either an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or audit principles. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, during either of those two fiscal years or during the interim period commencing July 1, 2001 and ending on the date of such dismissal. Pursuant to Item 304 (a) (3) of Regulation S-K, the former accountant has been requested to furnish a response which will be filed as an amendment to this Form 8-K.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.



Dated:  May 10, 2002                              GLOBAL BUSINESS SERVICES, INC.



                                               By /s/ SETH HORN
                                               ---------------------------------
                                                      SETH HORN, TREASURER